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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                      AMERICAN TECHNOLOGY CORPORATION NAMES
                   MICHAEL A. RUSSELL CHIEF FINANCIAL OFFICER

                 BRINGS 20+ YEARS OF EXPERIENCE TO CFO POSITION

SAN DIEGO, CA., JUNE 22, 2004 - AMERICAN TECHNOLOGY CORPORATION (ATC) (NASDAQ:
ATCO) an innovator, marketer and global distributor of proprietary focused and controlled sound reproduction technologies and products, today announced Michael
A. Russell as the company's new chief financial officer. Carl Gruenler, who was serving as interim chief financial officer, returns to full time service as vice president of ATC's Government and Force Protection Group.

Russell has over 20 years experience as a senior financial executive. He has held senior financial management positions in both private and public technology companies including Metallic Power, HNC Software (now a part of Fair Isaac, Inc.), Onebox Networks, Cerwin-Vega and Vitesse Semiconductor. Russell holds an MBA and also a bachelor's degree in engineering from UCLA.

"Mike has successfully built financial organizations with his `hands-on' style, establishing and maintaining his role as a financial leader and communicator both inside and outside the companies for which he has worked," remarked Kalani Jones, ATC's president and chief operation officer. "His education and background are ideal for understanding both our financial and technical operations. We welcome Mike as a key member of our senior management team and thank Carl for his exemplary service as interim CFO. Carl is again giving full time attention to leading ATC's rapidly growing Government and Force Protection Group."

"I am excited to be joining ATC at a time when it appears poised for sustained growth through increasing military and commercial acceptance of its revolutionary sound technologies," said Russell. "I look forward to working with ATC's talented management team, combining my experience with theirs in SHAPING THE FUTURE OF SOUND(R)."

Separately, the Company announced Joseph A. Zerucha has resigned as vice president of sales and marketing of the Business Group. Kalani Jones will lead the Business Group until the Company appoints a vice president to head the division.

"We are making good progress in marketing, test installations and sales of our HSS(R) products, especially to the burgeoning digital signage market," said Jones. "With the July rollout of HSS Generation III, featuring higher SPL, lower distortion and a slimmer profile, we anticipate accelerating growth of our HSS business."

ABOUT AMERICAN TECHNOLOGY CORPORATION
American Technology Corporation is shaping the future of Sound(R) by developing, manufacturing and globally distributing its proprietary sound technologies and products which include: the award-winning HSS(R) (HyperSonic(R) Sound Technology); LRAD(TM) (Long Range Acoustic Device); NeoPlanar(R) Technology; PureBass(R) Sub-Woofer Technology; and Stratified Field(R) Technology (SFT(R)). The company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 140 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

ABOUT MR. RUSSELL'S COMPENSATION
In accordance with NASDAQ Marketplace Rule 4350, as amended, the Company will grant inducement stock options to Mr. Russell. The grant will occur no later than 30 days following Mr. Russell's commencement of employment. These options are being granted without stockholder approval pursuant to NASDAQ marketplace Rule 4350(i)(1)(A)(iv) under the following terms: the options will have an exercise price equal to the fair market value of the Company's common stock on the grant date, five-year duration (subject to earlier termination upon termination of his continuous service), and vesting 25% on the first anniversary of grant, and then in equal quarterly installments over the following three years of continuous service with the Company.


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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements including, but not limited to, changes in the sound reproduction industry, our ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products and services by customers, warranty or other claims, the outcome of pending or future litigation, general economic factors and other risks identified and discussed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.


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FOR FURTHER INFORMATION CONTACT:

Investor relations:                            Media inquiries:
Robert Putnam                                  Don Mathias
(858) 679-3168                                 (949) 855-4520
robert@atcsd.com                               dwmath@aol.com